UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2025

Commission File Number:  000-19599

WORLD ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter.)
South Carolina	57-0425114
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

104 S Main Street
Greenville,	South Carolina	29601
(Address of principal executive offices)
(Zip Code)

(864) 298-9800
(registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	WRLD	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

Revolving Credit Facility

On July 22, 2025, World Acceptance Corporation (the “Company”) entered into a three-year senior secured asset-based credit facility pursuant to the Revolving Credit Agreement (the “Revolving Credit Agreement”), by and among the Company, the lenders named therein (the “Lenders”), and Bank of Montreal, as Administrative Agent and Collateral Agent.

The Revolving Credit Agreement replaces the Company’s Prior Credit Facility (as defined in Item 1.02 below). The Revolving Credit Agreement provides, among other things, aggregate commitments of the Lenders of $640.0 million, with an accordion feature that can increase the aggregate commitments by $150.0 million (for a total commitment, if the full accordion is borrowed, of $790.0 million).

The Revolving Credit Agreement permits the Company to make purchases, redemptions or other acquisitions of the Company’s voting or capital stock in an amount up to $100,000,000 for a period of one year plus, over the term of the Revolving Credit Agreement, 100% of Cumulative Net Income calculated commencing January 1, 2025, subject to certain restrictions.

The Revolving Credit Agreement permits the Company to, subject to certain conditions and limitations, enter into one or more asset-backed securitizations, bank conduit receivables financings or warehouse financings (or similar customary limited recourse, bankruptcy-remote structured financings, whether or not involving the issuance of securities and whether amortizing, term or revolving) secured by the receivables.

The Revolving Credit Agreement contains a number of covenants that, among other things, restrict our ability to incur liens, incur indebtedness, make certain restricted payments, merge or consolidate, or dispose of assets. In addition, the Revolving Credit Agreement requires the Company to (i) keep and maintain a Consolidated Net Worth of $325.0 million, (ii) have a ratio of Net Income Available for Fixed Charges to Fixed Charges of not less than 2.25 to 1.00, (iii) not permit the aggregate unpaid principal amount of Total Debt to exceed 225% of Consolidated Adjusted Net Worth, and (iv) maintain an Asset Quality Indicator (Consolidated) of less than or equal to 26%. Each of the capitalized terms used and not defined herein have the meanings set forth in the Revolving Credit Agreement. The Revolving Credit Agreement also contains certain affirmative covenants and events of default customary for facilities of this type.

The foregoing description of the Revolving Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Amended and Restated Revolving Credit Facility

On July 22, 2025, in connection with entry into the Revolving Credit Agreement, the Company terminated the existing Amended and Restated Revolving Credit Agreement, dated as of June 7, 2019, among the Company, the lenders named therein, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent (as amended through the date hereof, the “Prior Credit Agreement”). The Prior Credit Agreement was scheduled to mature on June 7, 2026 and provided revolving loans in an aggregate commitment of up to $730.0 million.

Item 2.02. Results of Operations and Financial Condition.

On July 24, 2025, the Company issued a press release announcing financial information for its first quarter ended June 30, 2025. The press release is attached as Exhibit 99.1 to this Form 8-K and is furnished to, but not filed with, the Commission.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01. Other Events

Note Redemption

On July 22, 2025, an irrevocable notice of full redemption (the “Notice”) of the Company’s 7.000% Senior Secured Notes due 2026 (the “Notes”), was delivered to the holders of the Notes. The Notice calls for the redemption of all of the outstanding Notes (the “Redemption”) on August 29, 2025 (the “Redemption Date”) at a redemption price equal to 101.750% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to but not including, the Redemption Date. The aggregate principal amount of the outstanding Notes is $168,326,000. The Redemption is being made in accordance with the terms and conditions of the Notes and the indenture governing the Notes.

The information contained in this Current Report on Form 8-K is for informational purposes only and does not constitute an offer to buy or a solicitation of an offer to sell any Notes and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offering, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Share Repurchase Program

On July 22, 2025, the Company’s Board of Directors approved a share repurchase program authorizing the Company to repurchase up to $100.0 million of its outstanding common stock inclusive of any amount that remains available for repurchase under prior repurchase authorizations. Repurchases under the stock repurchase program may be made at management’s discretion from time to time on the open market, in privately negotiated transactions or otherwise, in each case subject to compliance with all Securities and Exchange Commission rules and other legal requirements, and may be made in part under one or more Rule 10b5-1 and Rule 10b-18 plans, which permit stock repurchases at times when the Company might otherwise be precluded from doing so.  The timing and actual number of shares repurchased will depend on a variety of factors, including the stock price, corporate and regulatory requirements, available funds, alternative uses of capital, restrictions under the Revolving Credit Agreement, and other market and economic conditions. The Company’s stock repurchase program may be suspended or discontinued at any time.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit No.	Description of Exhibit
10.1	Revolving Credit Agreement, dated July 22, 2025, by and among the Company, the lenders named therein, and Bank of Montreal, as administrative and collateral agent.
99.1	Press release issued July 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ACCEPTANCE CORPORATION

By: /s/ John L. Calmes, Jr.
John L. Calmes, Jr.
Executive Vice President and Chief Financial and Strategy Officer
Date: July 24, 2025

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